PROMISSORY NOTE

$164,692.50

New York, New York
May 22, 2002

FOR VALUE RECEIVED, Transderm Laboratories Corporation ("Borrower"), 101 Sinking Springs Lane, Emigsville, PA 17318, hereby promises to pay to Zackfoot Investments, LLC, 382 Central Park West, Apt. 5R, New York, New York 10025 ("Payee"), as agent for the parties listed on Schedule 1 hereto, the principal sum of One Hundred Sixty Four Thousand Six Hundred Ninety Two Dollars and 50/100 ($164,692.50), together with interest from the date hereof until maturity on the principal balance from time to time remaining unpaid hereon at the rate of twelve and one-half percent (12½%) per annum (computed on the basis of a 360-day year of twelve (12) consecutive thirty (30) day months), on the 20th day of August, 2002 (the "Maturity Date"), at which time all then unpaid principal and interest hereon shall be due and payable. This Note may be prepaid in whole or in part at any time without premium or penalty, provided, that any such prepayment shall be applied to interest and then to principal and then to any other amounts due hereunder.

All payments or prepayments of principal and interest and other sums due pursuant to this Note shall be made by check to the order of Payee at its address set forth above, or in immediately available funds by wire transfer to Payee's account at such bank as Payee shall have previously designated to Borrower.

Whenever any payment to be made hereunder shall be due on a Saturday, Sunday or public holiday under the laws of the State of New York, such payment may be made on the next succeeding business day and such extension of time shall be included in the computation and payment of interest hereunder.

Borrower hereby waives presentment, demand for payment, notice of dishonor, protest and notice of protest of this Note. No waiver of any provision of this Note made by agreement of Payee and any other person or party shall constitute a waiver of any other terms hereof, or otherwise release or discharge the liability of Borrower under this Note. No failure to exercise and no delay in exercising, on the part of Payee, any right, power or privilege under this Note shall operate as a waiver thereof nor shall simple or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other power, right or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

IT IS HEREBY EXPRESSLY AGREED, that the entire indebtedness (principal and interest) evidenced by this Note shall become immediately due and payable at the option of the holder thereof (i) upon default in the payment or performance of any liability, obligation or agreement of the Borrower contained in this Note; (ii) if the Borrower shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due; (iii) if the Borrower shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy code or other applicable federal, state or similar statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Borrower or of all or any substantial part of its properties; (iv) if within ten (10) days after the commencement of any proceedings against the Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or other applicable

federal, state or similar statute, law or regulation, such proceeding shall not have been dismissed or if, within ten (10) days after the appointment, without the consent or acquiescence of the Borrower, of any trustee, receiver or liquidator of the Borrower or of all or any substantial part of its properties, such appointment shall not have been vacated; or (v) any default or breach of any of the conditions or terms of that certain agreement dated as of the date hereof (the "Agreement") between the Borrower, the Payee, the Sellers (as such term is defined in the Agreement), the Ongoing Lenders (as such term is defined in the Agreement) and the Successor Collateral Agent (as such term is defined in the Agreement).

Should the indebtedness evidenced hereby or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at trial or appellate level), or should this Note be placed in the hands of attorneys for collection under default, the Borrower agrees to pay, in addition to the principal and interest due and payable hereunder, all costs of collecting or attempting to collect such indebtedness, including attorneys fees and expenses.

Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

This Note may be assigned by the Payee only upon the prior written consent of Borrower in its sole and absolute discretion.

This Note is governed by and to be construed in accordance with the laws of the State of New York without regard to its doctrine of conflict of laws. Borrower, by its execution hereof (i) agrees that any legal suit, action or proceeding arising from or related to this Note may be

instituted in a state or federal court located in the State of New York; (ii) waives any objection which it may now or hereafter have to the laying of venue of such suit, action or proceeding; and (iii) irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding, waives personal service of any and all process upon it and consents that such service of process be made by registered mail directed to the Borrower at its address set forth above or to any address as may appear in the Payees records as the address of the Borrower

In any action, suit or proceeding in respect of or arising out of this Note, the Payee and Borrower waive trial by jury and the Borrower also waives (i) the right to interpose any set-off or counterclaim of any nature or description or (ii) any objection based on forum non conveniens.

After the occurrence of a default hereunder, the Payee may accept any payments from the Borrower without prejudice to the rights and remedies of the Payee provided herein; and further, the designation or allocation by the Borrower of the disposition or allocation of any payments made will not be binding upon the Payee, which may allocate any and all such payments to interest, principal and other fees and charges due hereunder or to any one or more of them, in such amounts priorities and proportions as the Payee may determine in its sole discretion.

Notwithstanding anything heretofore set forth to the contrary, in no event shall any interest payable under this Note exceed the maximum interest rate permitted under law, and any interest collected hereunder which may be in excess of such rate shall be applied to reduction of principal.

The liability of the Borrower shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the holder hereof, including , but not limited to any extension of time, renewal, waiver or other modification. Any failure of the holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. The Payee or

any holder may accept late payment, or partial payment, even though marked "payment in full" or containing words of similar import or conditions, without waiving any right or rights. No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Borrower therefrom shall be effective, irrespective of any course of dealings, unless the same shall be in writing and signed by the Payee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Note cannot be changed or terminated orally or by estoppel or waiver or by any alleged oral modification regardless of any claimed partial performance referable thereto.

IN WITNESS WHEREOF, The Borrower has executed the foregoing instrument as of the date first written above.

TRANSDERM LABORATORIES CORPORATION

By: ______________________

Name: ANDY E. YURKOWITZ

Title: PRES

Schedule I

Zachary Prensky	50 %
Wolf Prensky	33-1/3 %
Jeffrey Mann	8-1/3 %
Mayer Schiller	8-1/3 %